SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported) - January 5, 2000
                                                          ---------------

                              EQUIDYNE CORPORATION
                              --------------------
             (Exact name of registrant as specified in its charter)


         Delaware                  0-9922                   04-2608713
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(State or other jurisdiction  (Commission File Number)     (IRS Employer
    of Incorporation)                                     Identification No.)


     13 Columbia Drive, Suite 5, Amherst, New Hampshire               03031
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     (Address of principal executive offices)                       (zip code)

Registrant's telephone number, including area code   -   (603) 880-6300
                                                         --------------

                          AMERICAN ELECTROMEDICS CORP.
                          ----------------------------
          (Former Name or Former Address, if changed since last report)

ITEM 5.  OTHER EVENTS.
----------------------

         At the Annual Meeting of Stockholders (the "Meeting") of American Electromedics Corp. (the "Company") held on December 29, 1999, the Company's stockholders approved amendments (the "Amendments") to the Company's Certificate of Incorporation to (i) increase the authorized number of shares of the Company's Common Stock, $.10 par value (the "Common Stock"), from 20,000,000 shares to 35,000,000 shares and (ii) change the Company's name to "Equidyne Corporation." On January 5, 2000, the Company filed a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware to effect the Amendments.

         In connection with the change of the Company's name to Equidyne Corporation, as of January 5, 2000, the Company caused the trading symbol for the Common Stock to be changed from "AMER" to "INJX". The Company's Common Stock will trade on the OTC Electronic Bulletin Board under the symbol "INJX".

         On January 6, 2000, the Company issued a press release regarding the actions taken at the Meeting. A copy of the press release is included herein as
Exhibit 99.1.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
------------------------------------------

(c)      Exhibits.

10.1 Certificate of Amendment to Certificate of Incorporation, dated December 29, 1999.
99.1     Press Release, dated January 6, 2000.


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


                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             Equidyne Corporation
                                             --------------------
                                                  (Registrant)

                                             By: /s/ Michael T. Pieniazek
                                                ----------------------------
                                                     Michael T. Pieniazek,
                                                     Executive Vice President


Dated:  January 6, 2000


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


                                  EXHIBIT INDEX
                                  -------------

EXHIBIT
-------

10.1 Certificate of Amendment to Certificate of Incorporation, dated December 29, 1999.
99.1     Press Release, dated January 6, 2000.


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